EXHIBIT 10.13b


                           AMENDMENT TO
                 TRANSITION EMPLOYMENT AGREEMENT


          THIS AMENDMENT TO TRANSITION EMPLOYMENT AGREEMENT is made by and between Foodbrands America, Inc. (the "Company") and the executive named on the signature page hereto (the
"Executive") dated as of the 31st day of December, 1996.

                           WITNESSETH:

          WHEREAS, the Company and the Executive have previously entered into that certain Transition Employment Agreement dated as of May 30, 1996 (the "Original Agreement"); and

          WHEREAS, the Original Agreement was not intended by either party to cause the amounts payable to the Executive pursuant to the Original Agreement to be reduced by aggregating such amounts with any other payments or benefits payable to the Executive and the parties desire to amend Paragraph 9 of the Original Agreement to clarify and effectuate the parties' intent.

          NOW, THEREFORE, in consideration of mutual covenants and representations contained herein, the parties hereto agree as follows:

          1. In the event that the Company becomes a party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment the (A) this Amendment shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any provision of this Amendment disqualifies the transaction as a "pooling" transaction (including, if applicable, this entire Amendment), such provision shall be null and void as of the date hereof. All determinations under this paragraph shall be made by the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

          2. Paragraph 9 of the Original Agreement is hereby amended to read, in its entirety as follows:

          9. (a) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit which is part of the Total Payments (as defined in Paragraph 9(d) hereof) would be subject (in whole or part) to the Excise Tax (as defined in Paragraph 9(d) hereof), then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in any applicable plan, arrangement or agreement other than this Agreement, the cash Agreement Payments (as defined in Paragraph 9(d) hereof) shall first be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of Federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of Federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

               (b)  For purposes of determining whether and
     the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to consti-tute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the account-ing firm (the "Auditor") which was, immediately prior to the Change of Control, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensa-tion for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Paragraph 9(d) hereof) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be deter-mined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

               (c) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). If the Executive objects to the Company's calculations, then, subject to Paragraph 9(e) hereof, the Company shall pay to the Executive such portion of the Agreement Payments (up to one hundred (100%) percent thereof) as the Executive determines is necessary to result in the proper applica-tion of Paragraph 9(a) hereof.

               (d) As used in this Paragraph 9, the following terms shall have the meanings set forth below:

                    (i)  "Affiliate" shall have the meaning
     set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                    (ii)  "Agreement Payments" shall have the
     meaning given in Paragraph 9(d)(vii) hereof.

                    (iii)  "Base Amount" shall have the
     meaning set forth in section 280G(b)(3) of the Code.

                    (iv)  "Exchange Act" shall mean the
     Securities Exchange Act of 1934, as amended from time to time.

                    (v)  "Excise Tax" shall mean any excise
     tax imposed under section 4999 of the Code.

                    (vi)  "Person" shall have the meaning
     given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriting tempo-rarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                    (vii)  "Total Payments" shall mean all
     payments and benefits received or to be received by the Executive (including the payments provided under this Agreement without regard to this Paragraph 9 (the "Agreement Payments")) in connection with a Change of Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any Person affiliated with the Company or such Person).

               (e)  In the event that the amount of the
     Agreement Payments made hereunder exceeds the amount subsequently determined to have been due (taking into account this Paragraph 9), such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).

          3. Except as amended above, the Original Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Original Agreement on the day and year first above written.


COMPANY:
                                FOODBRANDS AMERICA, INC.


                               By:_______________________________
                                   Name:   R. Randolph Devening
                                   Title:  Chairman, Chief Execu-
                                           tive Officer and
                                           President

EXECUTIVE:
                               __________________________________
                                Name:
                                Title: